EXHIBIT 23.1

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated April 15, 2008 on the consolidated financial statements of Dynaresource, Inc., as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended, and the inclusion of our name under the heading “Experts” in the Form 10 Registration Statement filed with the Securities & Exchange Commission.

/s/  The Hall Group, CPAs

The Hall Group, CPAs

Dallas, Texas

May 13, 2008